Exhibit 99.2

Ekso Bionics Appoints Ted Wang to its Board of Directors

RICHMOND, Calif., Sept. 22, 2017 – Ekso Bionics Holdings, Inc. (NASDAQ: EKSO) (“Ekso” or “Ekso Bionics”), an industry leader in exoskeleton technology for medical and industrial use, today announced the appointment of Ted Wang, PhD. to its Board of Directors, effective immediately.

“Ted’s strong track record of successful strategic, operational, and financial management, combined with his deep knowledge of Ekso’s technology and end markets, make him extremely qualified to help guide our leadership team,” said Thomas Looby, Ekso’s President and Chief Executive Officer.

Dr. Wang is the Chief Investment Officer of Puissance Capital Management, a global asset manager founded in 2015 with offices in the U.S. and China. Puissance was the lead investor in Ekso’s recently completed rights offering. Prior to founding Puissance, Dr. Wang was a Partner of Goldman Sachs & Co. in New York. During his 18-year tenure at Goldman Sachs he held many leadership positions including as a member of the Goldman Sachs Risk Committee. Prior to joining Goldman Sachs, he co-founded Xeotron Corp., a company specializing in DNA biochips in Texas. Dr. Wang holds a Ph.D. in Physics from the University of Minnesota, an MBA from the University of Texas, Austin, and a BS from Fudan University, China.

Dr. Wang commented, “I am excited to join the Ekso Bionics Board, and I look forward to helping the company realize the potential and promise of its innovative exoskeleton portfolio. Ekso has an extraordinary opportunity to expand its presence in key international markets, and I am committed to working with the Ekso management team to execute on that opportunity.”

Dr. Wang will replace Dan Boren, who joined the Ekso Board in April 2013 and resigned effective September 19, 2017.

“On behalf of management and the entire Board of Directors, I want to thank Dan for his years of service and his role as Chairman of Ekso’s Nominating and Governance Committee,” said Mr. Looby, “We appreciate Dan’s commitment and dedication to the Company.”

About Ekso Bionics

Ekso Bionics is a leading developer of exoskeleton solutions that amplify human potential by supporting or enhancing strength, endurance and mobility across medical, industrial and defense applications. Founded in 2005, the company continues to build upon its unparalleled expertise to design some of the most cutting-edge, innovative wearable robots available on the market. Ekso Bionics is the only exoskeleton company to offer technologies that range from helping those with paralysis to stand up and walk, to enhancing human capabilities on job sites across the globe, to providing research for the advancement of R&D projects intended to benefit U.S. defense capabilities. The company is headquartered in the Bay Area and is listed on the Nasdaq Capital Market under the symbol EKSO. For more information, visit: www.eksobionics.com.

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Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of human exoskeletons, (ii) estimates or projection of financial results, financial condition, capital expenditures, capital structure or other financial items, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain adequate financing to fund the Company's operations and necessary to develop or enhance our technology, the significant length of time and resources associated with the development of the Company's products, the Company's failure to achieve broad market acceptance of the Company's products, the failure of our sales and marketing organization or partners to market our products effectively, adverse results in future clinical studies of the Company's medical device products, the failure to obtain or maintain patent protection for the Company's technology, failure to obtain or maintain regulatory approval to market the Company's medical devices, lack of product diversification, existing or increased competition, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. To learn more about Ekso Bionics please visit us at www.eksobionics.com. The Company does not undertake to update these forward-looking statements.

Investor Contact:

Matthew Ventimiglia

212-599-1265

investors@eksobionics.com

Media Contact:

Carrie Yamond

917-371-2320

cyamond@lazarpartners.com

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